Exhibit 10.1

FOURTH AMENDMENT TO LEASE AGREEMENT
THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”), is entered into as of October 15, 2013, by and between OVERTAPE (CA) QRS 15-14, INC., a Delaware corporation (successor-in-interest to LBA OVERLAND, LLC, a California limited liability company, the successor-in-interest to LBA-VIF ONE, LLC, a California limited liability company) (“Landlord”) and OVERLAND STORAGE, INC., a California corporation, formally known as OVERLAND DATA, INC. (“Tenant”).
W I T NE S S E T H:
WHEREAS, Landlord and Tenant are parties to that certain Build-To-Suit Single-Tenant Lease (Triple Net) dated as of October 12, 2000, as amended by that certain First Amendment to Lease dated January 18, 2001, as further amended by that certain Second Amendment to Lease dated as of March 8, 2001, and as further amended by that certain Third Amendment to Lease Agreement dated as of July 1, 2010 (the “Third Amendment”) (collectively, the “Lease”) with respect to certain premises located in the City of San Diego, County of San Diego, California as more particularly described in the Lease (the “Property”);
WHEREAS, the Property contains approximately 98,250 rentable square feet in the R&D Building, of which Tenant currently leases approximately 91,300 rentable square feet;
WHEREAS, effective as of November 1, 2013 (the “Fourth Amendment Effective Date”), Tenant desires to amend the Lease to surrender approximately 40,235 rentable square feet (the “Surrendered Premises”), leaving approximately 51,065 rentable square feet, as depicted on Exhibit “A” attached hereto (the “Overland Premises”); and
WHEREAS, Landlord and Tenant desire to accordingly modify the Lease as provided in this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows:

1.	Effective Date. Unless otherwise specified in this Amendment, this Amendment and all the modifications to the Lease set forth herein shall be effective as of the Fourth Amendment Effective Date.

2.	Premises. All references in the Lease to the “Premises” shall mean the “Overland Premises”.

3.	Rent. Section 1.6(a) of the Lease shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“The term “Monthly Base Rent” shall mean the Monthly Base Rent set forth in the rent schedule below.

EFFECTIVE DATES OF RENT	Monthly Base Rent	Annual Base Rent
November 1, 2013	$125,000.00	$1,500,000.00
April 1, 2014	$62,500.00	$750,000.00
October 1, 2014	$64,687.50	$776,250.00
October 1, 2015	$66,951.56	$803,418.72
October 1, 2016	$69,294.87	$831,538.44
October 1, 2017	$71,720.19	$860,642.28
October 1, 2018	$74,230.39	$890,764.68

4.	Term. Section 1.5 of the Lease is hereby deleted in its entirety and the following shall be inserted in lieu thereof:
“1.5    Lease Expiration Date: March 31, 2019.”

5.	Security Deposit.
(a)Section 1.7 of the Lease is hereby deleted in its entirety and the following shall be inserted in lieu thereof:
“1.7    Security: Sixty Two Thousand Five Hundred and No/100 Dollars ($62,500.00)     Letter of Credit.”
(b)The second, third and fourth sentences of Section 5.1 of the Lease are hereby deleted in their entirety and the following shall be inserted in lieu thereof:
“The Stated Amount of the Letter of Credit shall be Sixty Two Thousand Five Hundred and No/100 Dollars ($62,500.00).”

6.
Landlord’s Demising Work. Landlord shall perform the work necessary to separately demise the Overland Premises from the balance of the R&D Building substantially in accordance with the plans and scope of work attached hereto as Exhibit “B” (the “Demising Work”). Landlord agrees to commence the Demising Work on the date that is the earlier of (a) the Demising Effective Date (as defined in Section 13 of this Amendment) or (b) May 31, 2015. Except for the Demising Work, Landlord shall have no obligation to perform any work or make any alteration, installations or additions or otherwise prepare the Overland Premises for Tenant’s continued occupancy, and Tenant agrees to accept same in its “as-is” condition with all faults. Tenant agrees that it shall cooperate, as reasonably requested by Landlord, with the construction obligations of the Demising Work, including, but not limited to providing access and security clearance at all reasonable times to the Overland Premises and the R&D Building to Landlord’s agents for the Demising Work. Notwitstanding the foregoing, until such time as Landlord completes the Demising Work, Tenant shall continue to have access to and use of the existing lunch area and restrooms located on the first floor of the R&D Building.

7.	Common Area and R&D Building Expenses. Section 4 of the Lease (as amended by the Third Amendment) is hereby deleted in its entirety and the following shall be inserted in lieu thereof:
“4.    Common Area Expenses and R&D Building Expenses
4.1.    Payment of Common Area Expenses and R&D Building Expenses. Tenant will pay, as Additional Rent and in the manner this Section 4 describes, (i) Tenant’s Share of Common Area Expenses, and (ii) Tenant’s Share of R&D Building Expenses, in each case, for each calendar year of the Term. Landlord will prorate Tenant’s Share of Common Area Expenses and Tenant’s Share of R&D Building Expenses for the calendar year in which this Lease terminates as of the termination date, as applicable, on a per diem basis based on the number of days of the Term within such calendar year.
4.2.    Estimation of Tenant’s Share of Common Area Expenses and Tenant’s Share of R&D Building Expenses. Landlord will deliver to Tenant a written estimate of the following for each calendar year of the Term: (a) Common Area Expenses and R&D Building Expenses, (b) Tenant’s Share of Common Area Expenses and Tenant’s Share of R&D Building Expenses and (c) the annual and monthly Additional Rent attributable to Tenant’s Share of Common Area Expenses and Tenant’s Share of R&D Building Expenses. Landlord may re-estimate Common Area Expenses and R&D Building Expenses from time to time during the Term. In such event, Landlord will re-estimate the monthly Additional Rent attributable to Tenant’s Share of Common Area Expenses and Tenant’s Share of R&D Building Expenses to an amount sufficient for Tenant to pay the re-estimated monthly amount over the balance of the calendar year. Landlord will notify Tenant of the re-estimate and Tenant will pay the re-estimated amount in the manner provided in the last sentence of Section 4.3.
4.3.    Payment of Estimated Tenant’s Share of Common Area Expenses and Tenant’s Share of R&D Building Expenses. Tenant will pay the amount Landlord estimates as Tenant’s Share of Common Area Expenses and Tenant’s Share of R&D Building Expenses under Section 4.2 in equal monthly installments, in advance, on the first day of each and every calendar month during the Term. If Landlord has not delivered the estimates to Tenant by the first day of January of the applicable calendar year, Tenant will continue paying Tenant’s Share of Common Area Expenses and Tenant’s Share of R&D Building Expenses based on Landlord’s estimates for the previous calendar year. When Tenant receives Landlord’s estimates for the current calendar year, Tenant will pay the estimated amount for such calendar year (less amounts Tenant paid to Landlord in accordance with the immediately preceding sentence) in equal monthly installments over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year.
4.4.    Confirmation of Tenant’s Share of Common Area Expenses and Tenant’s Share of R&D Building Expenses. After the end of each calendar year within the Term, Landlord will determine the actual amount of Tenant’s Share of Common Area Expenses and Tenant’s Share of R&D Building Expenses for the expired calendar year and deliver to Tenant a written statement of such amount. If Tenant paid less than the amount of Tenant’s Share of Common Area Expenses and/or Tenant’s Share of R&D Building

Expenses specified in the statement, Tenant will pay the difference to Landlord as Additional Rent in the manner described in Section 3.2. If Tenant paid more than the amount of Tenant’s Share of Common Area Expenses and/or Tenant’s Share of R&D Building Expenses specified in the statement, Landlord will, at Landlord’s option, either (a) refund the excess amount to Tenant, or (b) credit the excess amount against Tenant’s next due monthly installment or installments of estimated Additional Rent. If Landlord is delayed in delivering such statement to Tenant, such delay does not constitute Landlord’s waiver of Landlord’s rights under this section. Notwithstanding the foregoing, if Tenant paid more than the amount of Tenant’s Share of Common Area Expenses and/or Tenant’s Share of R&D Building Expenses specified in the statement and the Term has expired, Landlord shall refund such excess amount to Tenant within forty five (45) days of the end of the Term.
4.5.    Tenant’s Inspection and Audit Rights. If Tenant desires to audit Landlord’s determination of the actual amount of Tenant’s Share of Common Area Expenses and/or Tenant’s Share of R&D Building Expenses for any calendar year, Tenant must deliver to Landlord written notice of Tenant’s election to audit within 30 days after Landlord’s delivery of the statement of such amount under Section 4.4. If such notice is timely delivered, and provided that no default then exists under this Lease, then Tenant (but not any subtenant or assignee) may, at Tenant’s sole cost and expense, cause a certified public accountant reasonably acceptable to Landlord to audit Landlord’s records relating to such amounts on a non-contingent basis. Such audit will take place during regular business hours at a time and place reasonably acceptable to Landlord (which may be the location where Landlord maintains the applicable records). Landlord shall deliver copies of such records to Tenant, to the extent reasonably practicable, in the event traveling to the location of the records is cost-prohibitive. Tenant’s election to audit Landlord’s determination of Tenant’s Share of Common Area Expenses and/or Tenant’s Share of R&D Building Expenses is deemed withdrawn unless Tenant completes and delivers the audit report to Landlord within 60 days after the date Tenant delivers its notice of election to audit to Landlord under this section. If the audit report shows that the amount Landlord charged Tenant for Tenant’s Share of Common Area Expenses and/or Tenant’s Share of R&D Building Expenses was greater than the amount this Section 4 obligates Tenant to pay, unless Landlord reasonably contests the audit, Landlord will refund the excess amount to Tenant, together with interest on the excess amount (computed at 10% per annum from the date Tenant delivers its dispute notice to Landlord) within 30 days after Landlord receives a copy of the audit report. If the audit report shows that the amount Landlord charged Tenant for Tenant’s Share of Common Area Expenses and/or Tenant’s Share of R&D Building Expenses was less than the amount this Section 4 obligates Tenant to pay, Tenant will pay to Landlord, as Additional Rent, the difference between the amount Tenant paid and the amount determined in the audit. Pending resolution of any audit under this section, Tenant will continue to pay to Landlord all estimated amounts of Tenant’s Share of Common Area Expenses and/or Tenant’s Share of R&D Building Expenses in accordance with Section 4.3. Tenant must keep all information it obtains in any audit strictly confidential and may only use such information for the limited purpose this section describes and for Tenant’s own account.
4.6.    Adjustment for Variable Common Area Expenses and R&D Building Expenses. If all of the rentable area of the R&D Building is not occupied at all times during any calendar year pursuant to leases under which the terms and rents have commenced for such calendar year, Landlord will reasonably and equitably adjust its computation of Common Area Expenses and R&D Building Expenses for that calendar year to include all components of Common Area Expenses and R&D Building Expenses that vary based on occupancy in an amount equal to Landlord’s reasonable estimate of the amount Tenant would have paid for such components of Common Area Expenses and R&D Building Expenses had all of the rentable area of the R&D Building been so occupied at all times during such calendar year.
4.7.    Personal Property Taxes. Tenant will pay, prior to delinquency, all taxes charged against Tenant’s Personal Property. Tenant will use all reasonable efforts to have Tenant’s Personal Property taxed separately from the Property. If any of Tenant’s Personal Property is taxed with the Property, Tenant will pay the taxes attributable to Tenant’s Personal Property to Landlord as Additional Rent.
4.8.    Rent Tax. Tenant will pay to Landlord all Rent Tax due in connection with this Lease or the payment of Rent hereunder, which Rent Tax will be paid by Tenant to Landlord concurrently with each payment of Rent made by Tenant to Landlord under this Lease.
The following definitions shall apply for the purposes of this Section 4:
“Additional Rent” means any charge, fee or expense (other than Rent) payable by Tenant under this Lease, however denoted.
“Common Area” means the parking area, driveways, landscaped areas, R&D Building electrical room, and other areas of the Property outside of the Overland Premises and the NG Premises which Landlord may designate from time to time as common area.
“Common Area Expenses” means the total amount of Operating Expenses due and payable with respect to the Common Area during any calendar year of the Term.
“Operating Expenses” means, subject to the exclusions listed below, all costs, expenses and charges which Landlord pays or incurs in connection with managing, maintaining, repairing and operating the R&D Building and the Common Area, as applicable, as reasonably determined by Landlord (or paid directly by Tenant), including, but not limited to, the following: (a) insurance premiums and deductible amounts under any insurance policy; (b) steam, electricity, water, sewer, gas and other utility charges; (c) lawn care and landscaping; (d) re-painting, re-striping, seal-coating, cleaning, sweeping, patching and repairing paved surfaces; (e) snow removal; (f) rubbish removal and other services provided to the Common Area and the R&D Building, as applicable; (g) property association fees, dues and assessments and all payments under any Permitted Encumbrance (except mortgages) affecting the Common Area and the R&D Building, as applicable; (h) wages, benefits and other related costs and expenses payable to and associated with persons at the level of manager and below whose duties are connected with managing, maintaining, repairing and operating the Common Area and the R&D Building, as applicable; (i) uniforms, supplies, materials and equipment used in connection with managing, maintaining, repairing and operating the Common Area and the R&D Building, as applicable; (j) replacements required for the normal maintenance, repair and operation of the Common Area; (k) reasonable management fees; (l) capital improvements installed by Landlord (i) to comply with changes in Laws or the interpretation or enforcement thereof occurring after the Effective Date, or (ii) with a reasonable expectation of reducing energy costs or other Operating Expenses; provided that in computing Operating Expenses Landlord will amortize the cost of such capital improvements (including reasonable charges for interest on the unamortized amount) over the shorter of (A) their useful life (as reasonably determined by Landlord), and (B) 5 years; (m) costs, expenses and charges incurred by Landlord in connection with public rights of way or other public facilities, easements or other appurtenances to the Property; and (n) such other costs, expenses and charges as may ordinarily be incurred in connection with managing, maintaining, repairing and operating an industrial/warehouse complex similar to the Common Area and the R&D Building, as applicable.
Operating Expenses do not include the following: (aa) the cost of capital improvements to the Common Area, except as provided in clause (l) above; (bb) marketing costs, leasing commissions and tenant expenses Landlord incurs in connection with leasing or procuring tenants or renovating space for new or existing tenants; (cc) legal expenses incident to Landlord’s enforcement of any lease; (dd) interest or principal payments on any mortgage of Landlord (except as allowed under clause (m) above); (ee) any expense for which Landlord is directly reimbursed by another tenant, or for which Landlord is entitled to reimbursement from another tenant, other than as an Operating Expense; (ff) the cost of any repairs, restoration or other work for which Landlord is directly reimbursed by insurance proceeds or taking awards, or for which Landlord would have been directly reimbursed in the event Landlord fails to carry the insurance required of Landlord pursuant to the terms of this Lease; (gg) any amount paid for products or services to an entity that is an affiliate of Landlord, but only to the extent such amount exceeds the fair market value of such services and products; (hh) the costs of any utilities which are separately metered to another tenant’s premises; (ii) any fines or penalties imposed on Landlord for failing to timely perform its obligations under this Lease; (jj) salaries of employees not related to the management, operation, repair or maintenance of the Common Area; (kk) any rent payable under any ground lease now or hereafter affecting the Common Area; (ll) expenses resulting from any violation by Landlord of the terms of any lease of space in the R&D Building; (mm) any bad debt loss, rental loss, or reserves for bad debts or rental loss; or (nn) any costs which would allow Landlord a “double recovery” of any other costs for which Landlord is directly reimbursed other than as an Operating Expense.
“Permitted Encumbrances” means all easements, declarations, encumbrances, covenants, conditions, reservations, restrictions and other matters now or after July 1, 2010 affecting title to the Property.
“R&D Building Expenses” means the total amount of Operating Expenses with respect to the R&D Building and Real Property Taxes with respect to the parcels upon which the R&D Building is located during any calendar year of the Term, provided however, charges related to steam, electricity, water, sewer, gas and other utility charges shall not be included in the calculation of Operating Expenses for the R&D Building to the extent same have been submetered and are paid directly by Tenant or billed separately to Tenant by Landlord. Furthermore, as described in Section 16 below, Tenant shall be responsible for direct payment of all utility charges to the applicable utility companies for the entire R&D Building through the Demising Effective Date (as defined in Section 13).
“Real Property Taxes” means all general and special real property taxes, assessments (including, without limitation, change in ownership taxes or assessments), liens, bond obligations, license fees or taxes, commercial rent taxes and any similar impositions in-lieu of other impositions now or previously within the definition of real property taxes or assessments and any and all assessments under any covenants, conditions and restrictions affecting parcels upon which the R&D Building is located, which may be now or hereafter levied or assessed against the parcels upon which the R&D Building is located.
Real Property Taxes shall include, by way of illustration but not limitation, the following: (a) any tax on Landlord’s “right” to rent or “right” to other income from the parcels upon which the R&D Building is located or as against Landlord’s business of leasing the R&D Building; (b) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of Real Property Taxes for the purposes of this Lease; (c) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the Rent payable by Tenant hereunder, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such Rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant and of the Premises; (d) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and/or (e) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Premises make a part. Despite the foregoing, under no circumstances shall Real Property Taxes include Landlord’s federal, state or local, income, franchise, inheritance or estate taxes.”
“Rent Tax” means any tax or excise on rents, all other sums and charges required to be paid by Tenant under this Lease, and gross receipts tax, transaction privilege tax or other tax, however described, which is levied or assessed by the United States of America, the state in which the Building is located or any city, municipality or political subdivision thereof, against Landlord in respect to the Rent, Additional Rent or other charges payable under this Lease or as a result of Landlord’s receipt of such rents or other charges accruing under this Lease, but excluding any net income tax of Landlord.
“Tenant’s Personal Property” means any trade fixtures, inventory, equipment, vehicles, or other personal property of any type or kind located at or about the Overland Premises which is owned or leased by, or is otherwise under the care, custody or control of, Tenant or its agents, employees, contractors, or invitees.
“Tenant’s Pro Rata Share” means 51.97%.
“Tenant’s Share of Common Area Expenses” means 32.20% of the Common Area Expenses.”
“Tenant’s Share of R&D Building Expenses” means 51.97% of the R&D Building Expenses.

8.	Signs. The following is hereby added at the end of Section 6.2 of the Lease:
“Notwithstanding anything to the contrary set forth herein, Tenant shall be permitted to retain any existing signage installed by Tenant at the Property, provided however, upon fifteen (15) days prior written notice to Tenant, Landlord shall have the right to, in Landlord’s sole discretion, proportionately reduce Tenant’s right to maintain exterior or monument-type signs at the Property to Tenant’s Pro-Rata Share of total existing signage and require Tenant to remove any existing signs in excess of Tenant’s Pro-Rata Share.”

9.
Parking. Notwithstanding anything to the contrary set forth in the Lease, Tenant’s allocation of parking spaces in the parking area located in the Common Area shall be proportionately reduced to three (3) parking spaces per one thousand (1000) rentable square feet occupied by Tenant pursuant to the Lease.

10.
Taxes. Section 10 of the Lease is hereby deleted in its entirety and replaced with “Intentionally Omitted.” All Real Property Taxes for the Premises shall be paid as part of Tenant’s Share of R&D Building Expenses.

11.	Repairs.
(a)Section 11.1 of the Lease is hereby deleted in its entirety and the following shall be inserted in lieu thereof:
“Except for Landlord’s obligations described in Section 11.2, Tenant, at its sole cost and expense, will keep and maintain the Premises in good, clean, sanitary, neat and fully operative condition and repair, reasonable wear and tear excepted. Tenant’s obligations under this section include, without limitation, maintenance and repair (including replacements) of all: (a) non-structural interior portions, systems and equipment; (b) interior surfaces of exterior walls; (b) interior moldings, partitions and ceilings; (c) slabs, floors and structural columns; (d) windows, plate glass, and doors; and (e) electrical, lighting, mechanical, plumbing, heating and air conditioning systems, facilities, fixtures and components serving exclusively the Premises. Any repairs or replacements performed by Tenant must be at least equal in quality and workmanship to the original work and be in accordance with all applicable laws, regulations and restrictions, including but not limited to all Declarations, Building Regulations, and Environmental Permits. Tenant will at all times and at Tenant’s sole cost and expense keep a preventative maintenance and repair contract in force and effect for the heating, air conditioning and ventilation system serving the Premises. For the avoidance of doubt, Tenant shall maintain and repair, at its sole cost and expense, the HVAC units servicing the Premises that are marked on the plan to be delivered by Landlord to Tenant upon completion of the Demising Work. Such contract (including without limitation the schedule and scope of services provided and the identity and capabilities of the contractor) must be acceptable to Landlord in Landlord’s reasonable discretion. Tenant will not commit any nuisance or waste in, on or about the Premises, the Common Area, or the Property. Notwithstanding anything to the contrary above, if any Tenant Damage occurs Landlord may, at Landlord’s option and in Landlord’s sole discretion, require Tenant to (a) pay to or reimburse Landlord for the actual reasonable cost of any repairs or replacements necessitated by such Tenant Damage which are performed by Landlord, and/or (b) perform, at Tenant’s sole cost and expense, any repairs or replacements necessitated by such Tenant Damage which are not performed by Landlord. Tenant is liable to Landlord for all Claims arising from Tenant Damage. “Tenant Damage” means any loss, destruction or damage to the Premises, Property or Landlord’s personal property caused by (a) any misuse, abuse, neglect, improper maintenance, or unauthorized modifications or alterations caused or permitted by Tenant; (b) any negligent, careless, reckless or intentionally wrongful acts, omissions or conduct of Tenant; or (c) any waste or excessive or unreasonable wear and tear caused or permitted by Tenant. “Claims” means all claims, actions, demands, liabilities, damages, costs, penalties, forfeitures, losses or expenses, including, without limitation, reasonable attorneys’ fees and the costs and expenses of enforcing any indemnification, defense or hold harmless obligation under this Lease.”
(b)The following is hereby added at the end of Section 11.2 of the Lease:
“Notwithstanding anything to the contrary in this Section 11.2, Landlord will keep and maintain in good order, condition and repair, reasonable wear and tear excepted, the (a) exterior surfaces of the exterior walls (excluding windows and plate glass) and roof of the R&D Building, (b) structural integrity of the footings, foundation, exterior walls and roof of the R&D Building, and the (c) Common Area. Landlord will also perform any repairs or replacements to the Premises or Property necessitated by damage or destruction of the Property, subject to the provisions of Section 18 of the Lease. Neither Monthly Rent nor Additional Rent will be reduced, nor will Landlord be liable, for loss or injury to or interference with Tenant’s property, profits or business arising from or in connection with Landlord’s performance of its obligations under this Section 11.2. If any governmental authority requires any alterations, additions, improvements, or decorations (collectively “Alterations”) to the Property or the Premises as a result of Tenant’s particular use of the Premises (whether or not it is a Permitted Use) or as a result of any Alteration to the Premises made by or on behalf of Tenant or if Tenant’s particular use of the Premises subjects Landlord or the Property to any obligation under any applicable laws or regulations, Tenant will pay the cost of all such Alterations or the cost of compliance, as the case may be. If any such Alterations involve either (a) the structural, mechanical, electrical, plumbing, fire/life safety or heating, ventilating and air conditioning systems of the Building, or (b) any portion of the Property outside of the interior of the Premises (collectively “Structural Alterations”), Landlord will make such Structural Alterations, provided that Landlord may first require Tenant to deposit with Landlord an amount sufficient to pay the cost of such Structural Alterations (including, without limitation, reasonable overhead and administrative costs). If the Alterations are not Structural Alterations, Tenant will make the Alterations at Tenant’s sole cost and expense in accordance with Section 12 of the Lease.

12.	Alterations. The following shall be added at the end of Section 12.1(a) of the Lease:
“Notwithstanding anything to the contrary in Section 12.1(a) of the Lease, a Pre-Approved Change shall not include any Tenant Changes that consist of Structural Alterations.”

13.	Utilities. The following shall be added at the end of Section 16 of the Lease:
“Landlord shall, at its sole cost and expense, perform the work necessary to provide meters or submeters to measure Tenant’s consumption of utilities at the Premises. Notwithstanding anything to the contrary herein, Landlord shall, in Landlord’s reasonable discretion, bill Tenant for such charges directly or require Tenant to pay charges directly (in which event such charges shall be deemed Additional Rent under the Lease) or to the applicable utility companies. Furthermore, until the date Landlord procures a third party tenant for any portion of the Surrendered Premises and the term of the lease with such third-party tenant commences (the “Demising Effective Date”), Tenant shall be responsible for direct payment to the applicable utility companies of all charges related to steam, electricity, water, sewer, gas and other utility charges for the entire R&D Building (and not solely limited to the Overland Premises).”

14.	Damage or Destruction.
(a)Section 18.1 of the Lease is hereby deleted in its entirety and the following shall be inserted in lieu thereof:
“Except as specifically provided in Section 18.2 below, in case of damage to or destruction of the Premises, whether or not by a risk required to be covered by insurance as set forth in Section 20 of this Lease, this Lease shall not terminate and Landlord shall promptly restore, rebuild, replace or repair (hereinafter referred to as “Restore” or “Restoration”) the Premises to substantially the same condition as existed immediately prior to such damage or destruction, subject, in any event, to Landlord’s receipt of all applicable insurance proceeds pertaining to the insurance maintained by Landlord hereunder. Such Restoration shall be commenced promptly, subject to Landlord’s receipt of all governmental approvals and/or insurance and/or condemnation proceeds required to proceed with the restoration (which Landlord shall use diligent efforts to obtain) and subject to Force Majeure.”

(b)The clause “in which event Tenant shall have no obligation to Restore the Premises” in the first sentence of Section 18.2 of the Lease and the last sentence of Section 18.2 of the Lease are hereby deleted in their entirety.
(c)Section 18.3 of the Lease is hereby deleted in its entirety and replaced with “Intentionally Omitted.”

15.
Surviving Obligations. Notwithstanding anything to the contrary contained herein, Tenant remains liable to Landlord with respect to any obligation that survives the termination of the Lease including, but not limited to any obligation under the Lease with respect to the Surrendered Premises.

16.
Termination as to Surrendered Premises. Landlord agrees that as of the Fourth Amendment Effective Date, Landlord and Tenant agree that the Lease shall terminate as to the Surrendered Premises and Landlord and Tenant shall have no further obligation to each other with respect thereto except as expressly set forth in Section 13 above or in any other provision of this Amendment or the Lease; provided however, Tenant shall have until November 30, 2013 to vacate the Surrendered Premises and deliver the Surrendered Premises to Landlord pursuant to Section 9.1 of the Lease, free and clear of any subtenants or other occupants. Landlord and Tenant acknowledge and agree that there shall be no prorations or refunds of Rent paid as of the Fourth Amendment Effective Date.

17.
Partial Early Termination Option. Provided that Tenant (i) is not then in default under the terms of the Lease beyond any applicable notice and cure period, (ii) is not then the subject of any bankruptcy or state insolvency proceeding, and (iii) has not assigned this Lease to an unrelated third party, then Tenant shall have the one-time right to terminate this Lease with respect to the first (1st) floor of the Overland Premises as cross-hatched on Exhibit “C” attached hereto (the “First Floor Space”), such termination to be effective as of October 31, 2015 (the “First Floor Surrender Date”), provided and conditioned upon Tenant giving Landlord prior written notice of its election to exercise this termination option under this Section 17 not later than April 30, 2015, time being of the essence with respect to such notice. If Tenant exercises its option to terminate this Lease with respect to the First Floor Space, Tenant shall, on the First Floor Surrender Date, surrender the First Floor Space in accordance with Section 9.1 of the Lease free and clear of any subtenants or other occupants, and this Lease shall terminate with respect to the First Floor Space other than any obligations pertaining to the First Floor Space that are intended to survive termination, including but not limited to any indemnification obligations under the Lease. In the event Tenant does not surrender the First Floor Space free of any subtenants or other occupants and in accordance with Section 9.1 of the Lease, then Tenant shall be deemed to be holding over without Landlord’s consent and Tenant shall be subject to the provisions of Section 9.2 of the Lease (with respect to the First Floor Space only), including, without limitation, an increase in the Monthly Base Rent to 150% or 200%, as applicable, of 59.83% of the Monthly Base Rent then in effect. Upon and expressly conditioned upon Tenant’s surrender of the First Floor Space in accordance with Section 9.1 of the Lease, the modifications set forth on Exhibit “E” attached hereto shall apply from and after November 1, 2015 with respect to the balance of the Overland Premises that remains after the surrender of the First Floor Space, as shown on Exhibit “D” attached hereto (the “Remaining Overland Premises”).

18.
Landlord Recapture Option. Landlord shall have the right to terminate this Lease with respect to the First Floor Space, such termination to be effective at any time from and after December 31, 2014 (any such date, the “Recapture Date”), provided and conditioned upon Landlord giving Tenant prior written notice of its election to exercise this termination option under this Section 18 no later than six (6) months prior to such Recapture Date, time being of the essence with respect to such notice. If Landlord exercises its option to terminate this Lease with respect to the First Floor Space, Tenant shall, on the Recapture Date, surrender the First Floor Space in accordance with Section 9.1 of the Lease free and clear of any subtenants or other occupants, and this Lease shall terminate with respect to the First Floor Space other than any obligations pertaining to the First Floor Space that are intended to survive termination, including but not limited to any indemnification obligations under the Lease. In the event Tenant does not surrender the First Floor Space free and clear of any subtenants or other occupants and in accordance with Section 9.1 of the Lease, then Tenant shall be deemed to be holding over without Landlord’s consent and Tenant shall be subject to the provisions of Section 9.2 of the Lease (with respect to the First Floor Space only), including, without limitation, an increase in the Monthly Base Rent to 150% or 200%, as applicable, of 59.83% of the Monthly Base Rent then in effect. Upon and expressly conditioned upon Tenant’s surrender of the First Floor Space in accordance with Section 9.1 of the Lease, the modifications set forth on Exhibit “F” attached hereto shall apply from and after the first (1st) day immediately following the Recapture Date with respect to the Remaining Overland Premises.

19.
Tenant Default. Notwithstanding anything to the contrary contained herein, Landlord and Tenant’s execution and delivery of this Amendment shall not be deemed a waiver of any default by Tenant under the Lease including, but not limited to, any default with respect to the Surrendered Premises that remains uncured after the date hereof and Landlord maintains its right to exercise any and all remedies under the Lease in connection with such default.

20.	Recitals. Landlord and Tenant agree that the recitals to this Amendment are a part of this Amendment and Landlord and Tenant expressly agree to the provisions thereof.

21.
Modification. Except as expressly set forth herein, nothing herein is intended to or shall be deemed to modify or amend any of the other terms or provisions of the Lease and all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and shall continue to be and remain in full force and effect.

22.
Counterparts. This Amendment may be executed in any number of counterparts and by the different parties thereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all counterparts shall constitute but one and the same instrument.

23.
Entire Agreement. This Amendment and the Lease together contain the entire understanding between the parties hereto and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein or therein contained and hereinafter made shall have no force and effect unless in writing, and executed by the party or parties making such representations, warranties or guarantees. Neither this Amendment nor the Lease nor any portion or provisions hereof or thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

24.	Binding Agreement. This Amendment shall not be binding upon Landlord and Tenant until executed and delivered by both Landlord and Tenant.

25.
Broker. Landlord and Tenant represent that they have dealt with no broker(s) in connection with this Amendment other than Cassidy Turley (San Diego Office) (“Tenant’s Broker”), as Tenant’s broker, and and Avison and Young, as Landlord’s broker (“Landlord’s Broker”), each of Landlord and Tenant agrees to indemnify, defend, hold and save the other harmless from and against any and all liabilities, damages and expenses arising from or relating to any breach or inaccuracy of the foregoing representation, warranty and agreement, which shall survive expiration, cancellation or other termination of the Lease. Landlord agrees to pay any commission due to Tenant’s Broker and Landlord’s Broker pursuant to a separate agreement

26.
Enforceability. If any provision of this Amendment or its application to any person or circumstances is invalid or unenforceable to any extent, the remainder of this Amendment, or the applicability of such provision to other persons or circumstances, shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect.

27.	Definitions. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed as of the date first above written.
LANDLORD

OVERTAPE (CA) QRS 15-14, INC., a Delaware corporation

By:	/s/ Brooks G. Gordon
Name: Brooks G. Gordon
Title: Executive Director

TENANT:

OVERLAND STORAGE, INC., a California corporation

By:	/s/ Kurt Kalbfleisch
Name: Kurt Kalbfleisch
Title: SVP & CFO

EXHIBIT A
OVERLAND PREMISES
[see attached]

PROJECT SCOPE
FINISH GOODS
RAW MATERIALS
FINAL DETAIL
TESTING AREA
TEST CHAMBERS
BREAKROOM
ELECTRICAL
MEN
WOMEN
RECEPTION
MAIN LOBBY
CONFERENCE
EXEC. OFFICE

OVERALL FLOOR PLAN

SCALE: 1/16" = 1'-0"

AUX SERVER/ TAPE VAULT ROOM/ STOR/ IDF- 1-HR
EXISTING STAIR
PLANTER
DN
NON-RATED LOBBY
A226
TECH REPAIR WORK ROOM
A221
PLANNING STORAGE
CONF ROOM
A224
CONF ROOM
COFFEE STORAGE
CONF ROOM
CONF ROOM
CONF ROOM
OPEN OFFICE
NON-RATED HALLWAY
A214
JAN
M. TOILET
A211
M. TOILET
A212
ELEC ROOM
A216
EXERCISE ROOM
A213
FACILITIES OFFICE
FACILITIES MGR OFFICE
CAG
OFFICE
OPEN OFFICE
HR STORAGE
HR MANGR
A261
HR MANGR
COPY/ PRINTER FAX
CONF
HR VP
EXISTING ELEV.
EXISTING 1-HR RATED STAIR
DN
UP
56'-0"
56'-0"
56'-0"
56'-0"
56'-0"
56'-0"
448'-0"
D
E
F
G
H
J

EXHIBIT B
DEMISING WORK CONSTRUCTIONS PLANS AND SCOPE OF WORK
[see attached]

EXHIBIT C
FIRST FLOOR SPACE

30'-0"
30'-0"
30'-0"
30'-0"
30'-0"
30'-0"
Racks for incoming ups,fedex and mail

EXHIBIT D
REMAINING OVERLAND PREMISES

STAIR #1
DI Water
IDF
A131
ELECTRICAL
A130
MEN
A129
WOMEN
A128
Fire Extinguisher
RECEPTION
A124
A123
Main
LOBBY
CONFERENCE
A122
EXEC. OFFICE
A120
2,265 s.f.

EXHIBIT E
TENANT EARLY TERMINATION OPTION
Provided Tenant exercises its option to terminate the Lease as to the First Floor Space in accordance with Section 17 of this Amendment, the following amendments to the Lease shall be made effective as of November 1, 2015:

1.
Premises. All references in the Lease to the “Premises” or the “Overland Premises” shall mean the “Remaining Premises” as shown on Exhibit “D” attached hereto and which contains approximately 20,515 rentable square feet in the R&D Building.

2.	Rent. Section 1.6(a) of the Lease shall be deleted in its entirety and the following shall be inserted in lieu thereof:

EFFECTIVE DATES OF RENT	Monthly Base Rent	Annual Base Rent
November 1, 2015	$35,631.46	$427,577.52
November 1, 2016	$36,878.56	$442,542.72
November 1, 2017	$38,169.31	$458,031.72
November 1, 2018	$39,505.24	$474,062.88
November 1, 2019	$40,887.92	$490,655.04

Notwithstanding anything to the contrary herein, in the event Landlord does not commence the Demising Work by April 30, 2015, then Tenant shall notify Landlord in writing that the Demising Work has not been commenced (which notice shall be acknowledged and countersigned as by Landlord), in which event Section 1.6(a) of the Lease shall be deleted in its entirety and the following shall be inserted in lieu of the rent schedule above, effective as of November 1, 2015:

EFFECTIVE DATES OF RENT	Monthly Base Rent	Annual Base Rent
November 1, 2015	$31,176.59	$374,119.08
November 1, 2016	$32,267.77	$387,213.24
November 1, 2017	$33,397.14	$400,765.68
November 1, 2018	$34,566.04	$414,792.48
November 1, 2019	$35,775.85	$429,310.20

3.	Term. Section 1.5 of the Lease shall be deleted in its entirety and the following shall be inserted in lieu thereof:
“1.5    Lease Expiration Date: March 31, 2020.”

4.
Common Area and R&D Building Expenses. The following definitions in Section 4 of the Lease (as amended by this Amendment) shall be deleted in their entirety and the following shall be inserted in lieu thereof:

“Tenant’s Pro Rata Share” means 20.88%.
“Tenants Share of Common Expenses” means 12.94%.
“Tenant’s Share of R&D Building Expenses” means 20.88% of the R&D Building Expenses.

EXHIBIT F
LANDLORD RECAPTURE OPTION
Provided Landlord exercises its option to terminate the Lease as to the First Floor Space in accordance with Section 18 of this Amendment, the following amendments to the Lease shall be made effective as of the first (1st) day immediately following the Recapture Date:

1.
Premises. All references in the Lease to the “Premises” or the “Overland Premises” shall mean the “Remaining Premises” as shown on Exhibit “D” attached hereto and which contains approximately 20,515 rentable square feet in the R&D Building.

2.	Rent. Section 1.6(a) of the Lease shall be deleted in its entirety and the following shall be inserted in lieu thereof:

EFFECTIVE DATES OF RENT	Monthly Base Rent	Annual Base Rent
January 1, 2015	$25,987.74	$311,852.88
October 1, 2015	$26,897.31	$322,767.72
October 1, 2016	$27,838.72	$334,064.64
October 1, 2017	$28,813.07	$345,756.84
October 1, 2018	$29,821.53	$357,858.36

For the avoidance of doubt, notwithstanding the “Effective Dates of Rent” set forth the rent schedule above, Tenant shall only be entitled to pay the Monthly Base Rent as set forth above after the Recapture Date.

3.
Common Area and R&D Building Expenses. The following definitions in Section 4 of the Lease (as amended by this Amendment) shall be deleted in their entirety and the following shall be inserted in lieu thereof:

“Tenant’s Pro Rata Share” means means 20.88%.
“Tenants Share of Common Expenses” means 12.94%.
“Tenant’s Share of R&D Building Expenses” means 20.88% of the R&D Building Expenses.